Exhibit 99.1

Filed by Allis-Chalmers Energy Inc. pursuant
to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934

Subject Company: Bronco Drilling Company, Inc.
Commission File No.: 000-51471

Corporate Presentation January 2008 Allis-Chalmers Energy

Forward-Looking Statements This presentation is presented as a brief company overview for the information of investors, analysts and other parties with an interest in Allis-Chalmers Energy Inc. (herein referred to as "the Company", "Allis-Chalmers" and by its stock exchange ticker, "ALY"). The management of Allis-Chalmers hopes that this presentation will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (SEC) filings, press releases and other public materials. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This presentation contains forward-looking statements, including, in particular, statements about ALY's business, financial condition, plans, strategies and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements. These statements are based on the Company's current assumptions, expectations and projections about future events based on facts known to the Company and are subject to a wide range of business risks. The Company encourages investors to review the information regarding the risks inherent to Allis-Chalmers and the energy industry in which it operates, as described in its Form 10-K for the year ended December 31, 2006, and in subsequent filings with the SEC. This presentation does not purport to be all-inclusive or to contain all of the information that a reader may desire as to the structure or the affairs of the Company. Although the Company believes that the assumptions reflected in these forward-looking statements are reasonable, the Company can give no assurance that these assumptions will prove to be correct or that financial or market forecasts, savings or other benefits anticipated in the forward-looking statements will be achieved. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. The information contained in this presentation is only current as of its date, and the Company undertakes no obligation to update this presentation unless otherwise required by law.

Important Additional Information

In connection with the proposed merger transaction between Allis-Chalmers and Bronco Drilling Company, Inc., Allis-Chalmers and Bronco Drilling will file a joint proxy statement/prospectus and both companies will file other relevant documents concerning the proposed merger transaction with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.

The documents filed with the SEC by Allis-Chalmers may be obtained free of charge from Allis-Chalmers’ website at www.alchenergy.com or by calling Allis-Chalmers’ Investor Relations department at (713) 369-0550. The documents filed with the SEC by Bronco Drilling may be obtained free of charge from Bronco Drilling’s website at www.broncodrill.com or by calling Bronco Drilling’s Investor Relations department at (405) 242-4444. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger transaction. Allis-Chalmers and Bronco Drilling and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of each company in connection with the merger transaction. Information about the directors and executive officers of Allis-Chalmers and their ownership of Allis-Chalmers common stock is set forth in its proxy statement filed with the SEC on April 30, 2007. Information about the directors and executive officers of Bronco Drilling and their ownership of Bronco Drilling common stock is set forth in its proxy statement filed with the SEC on April 30, 2007. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus for the Merger when it becomes available.

Multi-Faceted Oilfield Services Company Directional Drilling Underbalanced Drilling Tubular Services Production Services Rental Services International Drilling Premium drill pipe and specialized rental equipment Drilling, completion, workover and related services in Argentina Well planning & engineering services, directional drilling packages, downhole motors, measurement-while-drilling Compressed air equipment, bits, chemicals and products for underbalanced drilling Specialized equipment and operators for casing and tubing services Wire line services, land and offshore pumping services and coil tubing

Proven Growth Strategy Mitigate cyclical risk through balanced operations Expand geographically internationally and domestically Prudently pursue strategic, complementary acquisitions Expand products and services Since 2004, invested $196 million in capex for organic growth Current capital budget of $140 million in 2008 Increase utilization of assets in the U.S. Invest in new technology Shape organic and acquisition growth efforts to provide balance between: Onshore vs. offshore Drilling vs. production Domestic vs. international Natural gas vs. crude oil Rental tools vs. service vs. contract drilling

Diversified Cash Flow Stream Rental Services International Drilling Directional Drilling Underbalanced Drilling Tubular Services Production Services 92.9 160.3 69.4 36 41 27.2 Does not include general corporate items. ($ in millions) ($ in millions) Do not rely on just one segment for financial and operational results Strive to diversify revenue and cash flow stream through: Organic growth of existing business lines Strategic acquisitions YTD 9/30/07 Pro Forma Revenue YTD 9/30/07 Operating Income + D&A Rental Services International Drilling Directional Drilling Underbalanced Drilling Tubular Services Production Services 60.8 38.4 16.1 11.8 12.4 15.7

2002 - 2003 business lines: Tubular Services, Directional Drilling, Underbalanced Drilling 2006 - Established: Rental Services, International Drilling, Production Services Diversified with increased exposure to offshore, international and production Successful Execution of Growth Strategy Note: (1) 2007 period pro-forma for all acquisitions; (2) LTM 9/30/07 includes pretax gain on sale of assets of $8.9 million; (3) Adjusted EBITDA net income + interest expense + income taxes + D&A + stock based compensation. 2003 2004 2005 2006 PF - LTM 9/30/07 Revenue 33 48 105 307 557 Adjusted EBITDA 9 8 20 89.5 192 $33 $8 $20 $105 $9 $48 $307 $93 ($ in millions) $192 $557

Bronco Strategic Rationale Expected to be accretive to ALY shareholders Potential to cross-sell additional ALY services to Bronco customers Potential revenue synergies from moving rigs to international locations Combined balance sheet remains sound, allowing for future organic growth and strategic acquisitions Strategic combination creates a more diversified international oilfield services provider with critical mass in the U.S., and broadens the service and equipment capabilities of both companies Provides immediate access to a large number of land drilling rigs in the U.S. and Libya The merger is expected to enhance domestic and international growth opportunities, and is expected to facilitate relocation of newly acquired and certain underutilized drilling and workover rigs of Bronco Drilling to Latin America and North African markets Operational Financial / Potential Synergies

Proposed Merger With Bronco Drilling Merger consideration with an aggregate value of approximately $437.8 million: Transaction will require shareholder approval for both Allis-Chalmers and Bronco Drilling Cash portion of transaction to be arranged through new debt financing and existing balance sheet cash - bridge commitment received Expected closing in mid 2008 $280 million in cash $157.8 million in ALY common stock

Bronco Drilling Company Overview Bronco provides contract land drilling services to oil and natural gas exploration and production companies The Company's core operating areas are in: Oklahoma (Anadarko Basin & Woodford Shale) Texas (Barnett Shale & Cotton Valley) Colorado (Piceance Basin) Arkansas (Arkoma Basin) North Dakota (Williston Basin) Current fleet consists of 56 land drilling rigs and 58 workover rigs Bronco entered the production services industry in early 2007 by acquiring Eagle Well Service, Inc. Bronco was founded in 2001 and is headquartered in Edmond, Oklahoma Source: Corporate website

Geographic Footprint Bronco currently owns 56 land drilling rigs of which 45 were marketed across various regions in the United States as of December 31, 2007 and 11 were held in inventory In November 2007, Bronco announced plans to expand internationally 25% equity stake in Challenger Ltd., an Isle of Man Company with principal operations in Libya, provider of oil and gas land drilling and workover services Bronco will provide Challenger with six drilling rigs - five from its existing fleet and one newly constructed rig Challenger will purchase four rigs from Bronco's existing fleet Arkoma Basin: 2 Operating Rigs Anadarko Basin: 17 Operating Rigs Cotton Valley: 5 Operating Rigs Woodford Shale: 11 Operating Rigs Piceance Basin: 2 Operating Rigs Williston Basin: 1 Operating Rig Barnett Shale: 1 Operating Rig Source: website and press releases

Geographic Footprint (Cont'd) Bronco Geographic Footprint Post Libya Rig Deployment Upon the deployment of the rigs associated to the Challenger transaction, Bronco will move a total of nine rigs out of the current fleet of 65 to Libya. Four of the moved rigs were sold to Challenger as part of the transaction with the remaining five rigs operating as part of Bronco's fleet (One additional rig under construction will be move to Libya as well) Rigs Sold to Challenger Rigs Contributed to Challenger United States: 56 total rigs 45 marketed rigs Libya: 6 Bronco rigs moved including one newly constructed rig 4 rigs sold to Challenger Source: website and press releases

Business Overview

Rental Services 2004 2005 2006 9 mos 2007 0.6 5.1 51.5 92.9 Specialized rental equipment for onshore and offshore operations: premium drill pipe, spiral heavy weight drill pipe, blow out preventors and valves and handling tools 138 employees Significant expansion through acquisitions Specialty Rental Tools January 2006 Oil & Gas Rental Services December 2006 Balanced mix of onshore/offshore work Texas, Oklahoma, Louisiana, Mississippi, Colorado, offshore in the Gulf of Mexico and Malaysia, Colombia, Russia and Mexico Revenue Operating Income + D&A Source: Spears & Associates, Inc. ($ in millions) ($ in millions) $0.6 $5.1 $92.9 2004 2005 2006 9 mos 2007 0 1.8 33.6 60.8 $0.0 $1.8 $60.8 $51.5 $33.6

Directional Drilling 2004 2005 2006 9 mos 2007 3.5 8.3 19.1 16.1 Well planning and engineering services, directional drilling packages, downhole motor technology and other services, including logging-while-drilling (LWD) and measurement-while-drilling (MWD) Horizontal and directional drilling are among the fastest growing segments of the oilfield services industry - currently 43% of wells in US Team of 120 directional drillers - 245 employees total Approximately 300 downhole motors Three recent acquisitions in 2007 added 140 motors, directional drillers and MWD tools - expanded geographic reach; six new MWD kits for January 2008 Revenue Operating Income + D&A ($ in millions) ($ in millions) 2004 2005 2006 9 mos 2007 24.8 43.9 72.8 69.4 $24.8 $43.9 $72.8 $69.4 $3.5 $8.3 $19.1 $16.1

Tubular Services 2004 2005 2006 9 mos 2007 10.4 20.9 50.9 41 Specialized equipment and trained operators for pipe handling services: casing and tubing installation, changing out drill pipe and retrieving production tubing 322 employees Acquisition of Rogers (May 2006) provided products with new technology Significant presence in Mexican market Acquisition of Rebel Rentals (October 2007) provides additional tubing running equipment for domestic and Mexican market 10 new casing Running Tools on order for early 2008 Revenue Operating Income + D&A ($ in millions) 2004 2005 2006 9 mos 2007 4.8 7 16.5 12.4 ($ in millions) $10.4 $20.9 $50.9 $41.0 $4.8 $7.0 $16.5 $12.4

International Drilling 2004 2005 2006 9 mos 2007 20 22 37.9 38.4 Acquisition of DLS in August of 2006 - over 40 years of experience 2nd largest provider of land drilling & workover services in Argentina Fleet of 52 rigs - 20 drilling, 18 workover and 13 pulling rigs in Argentina and one drilling rig in Bolivia Awarded five year new-build contract for 14 service and four drilling rigs Operates in primarily oil-rich basins (balances natural gas exposure) Significant portion of 2008 revenues under contract (1) New rigs delivered in 4Q07 through end of 2008 Revenue (1) Operating Income + D&A (1) ($ in millions) ($ in millions) 2004 2005 2006 9 mos 2007 112.3 129.8 173.3 160.3 $112.3 $129.8 $173.3 $20.0 $22.0 $37.9 $38.4 $160.3

Underbalanced Drilling 2004 2005 2006 9 mos 2007 2.5 7.6 13.9 11.8 Compressed air equipment, drilling bits, hammers, chemicals and other specialized products for underbalanced drilling Underbalanced drilling is among the fastest growing services Diversified fleet allowing customized, turnkey packages - nearly 200 compressors and boosters 187 employees Texas, Oklahoma, Colorado, New Mexico, Utah, Wyoming, West Virginia, Alabama and Arkansas 11 new foam units received in 4th qtr 2007 Revenue Operating Income + D&A 2004 2005 2006 9 mos 2007 11.6 25.7 43 36.4 ($ in millions) ($ in millions) $2.5 $7.6 $43.0 $36.4 $11.8 $13.9 $11.6 $25.7

Production Services 2004 2005 2006 9 mos 2007 0 0.8 4.1 15.7 Wire line support rentals, flow back support rentals, pressure pumping, coiled tubing support rentals, and tubing packages 135 employees Counter-cyclical - tied to production vs. drilling Significant expansion in October 2006 with acquisition of Petro-Rentals Currently operate 8 coil tubing packages; additional 6 coil tubing packages to be delivered in 4Q08 Locations in Texas and Louisiana with opening of new locations in Oklahoma, South Texas, and Arkansas in late 2007 and in 2008 Note: 2007 results includes pretax gain on sale of assets of $8.9 million. Revenue Operating Income + D&A 2004 2005 2006 9 mos 2007 0.4 9.8 19.6 27.2 $4.1 $0.8 $0.0 $19.6 $0.4 $9.8 ($ in millions) ($ in millions) $27.2 $15.7

Investments in Technology Create Competitive Advantage Rental Tools - Deepwater landing strings and wedge thread technology - strength and performance Proprietary Rogers Hydraulic Power Tong Positioning System - safe, stable, drill pipe connection system Patented power tong for snubbing - fast and safe hands-free operations Remotely operated hydraulic "catwalk" pipe handling system for safe delivery of tubulars to rig floor Underbalanced Drilling - manufacture diamond-enhanced bits - improved rate of penetration

Financial Review

Growth in Profitability and Cash Flow 2004 2005 2006 9 mos 2007 47.7 105.3 307.3 427.1 2004 2005 2006 9 mos 2007 EBITDA 7.8 19.6 92.9 146.8 2004 2005 2006 9 mos 2007 Net Income 0.9 7.2 35.7 44.7 Calculated as net income + interest expense + income taxes + D&A + stock based compensation. (2) 2007 results include pretax gain on sale of assets of $8.9 million. Historical Revenue Growth Historical Adjusted EBITDA(1) Growth Historical Net Income Growth Historical Diluted EPS Growth 2004 2005 2006 9 mos 2007 EPS 0.09 0.44 1.66 1.29 ($ in millions) ($ in millions) ($ in millions) ($ in millions) $47.7 $105.3 $307.3 $7.8 $19.6 $92.9 $35.7 $0.9 $7.2 $0.09 $0.44 $1.66 $427.1 $146.8 $44.7 $1.29

Nine Months Results (In Millions, except per share data) 2006 For the Nine Months Ended September 30 % Change Revenue $196.1 $427.1 117.8% Adjusted EBITDA (1) $60.8 $146.8 141.4% Pretax Income $31.5 $69.5 120.6% Net Income $25.3 $44.7 77.0% Average diluted shares 20.2 34.5 70.8% Diluted earnings per share $1.25 $1.29 3.2% 2007 (1) Excludes non-cash stock compensation expense Tax Rate 19.7% 35.7% 81.2%

Improved Business Diversification Diversify revenue and cash flow stream through: Organic growth of existing business lines Strategic acquisitions Nine Months Ended 9/30/07 Operating Income + D&A Rental Services International Drilling Directional Drilling Underbalanced Drilling Tubular Services Production Services 0.39 0.25 0.1 0.08 0.08 0.1 3rd Quarter 2007 - Estimated total international revenues and EBITDA were 42% and 35%, respectively, excluding Corporate items.

Capitalization Decreased leverage ratio - 2.36x Net debt / pro-forma LTM Adjusted EBITDA December 31, 2006 September 30, 2007 ($ in millions) Cash 39.7 $ $ 63.1 Sr. Notes due 2014 255.0 $ 255.0 $ Sr. Notes due 2017 - 250.0 Other Debt 313.4 11.4 Total Debt 568.4 $ 516.4 $ Stockholders' Equity 253.9 $ 405.6 $ Total Capitalization 822.2 $ 922.0 $ Net Debt / Capitalization 68% 53%

2008 Operational Assumptions Rental Services Benefit of pipe and BOP orders Consolidation of marketing staff, consolidation of price books and tool tracking systems Impacted by Gulf of Mexico weakness in 2nd half of 2007 and 2008 Increased emphasis on international diversification and new markets Directional Drilling - Benefit of 2007 bolt-on acquisitions Reduction of motor rental costs Reduction of motor repair costs with NOV; reduction of drillers' retention bonus Six new MWD kits in January 2008 Three new hot hole steering tools New activity in mid-continent and West Virginia

2008 Operational Assumptions (Cont.) Tubular Services Benefit of Rebel Rental acquisition (October 2007) Ten new Casing Running Tools in 1st half 2008 - (Three CRT for Mexico) Improved sales of power tongs Strong Mexico activity; flat domestic casing and tubing business International Drilling - 20 new drilling and service rigs delivered 4th qtr 2007 - 3rd qtr 2008. (Four service rigs delivered 4th qtr 2007) 95% average utilization of rigs Direct costs decrease as a percentage of revenues due to price increases Mud chemicals and other revenues increase due to volume and price increases

2008 Operational Assumptions (Cont.) Underbalanced Drilling Full effect of eleven new foam units Three new boosters reduce rental costs Diamond bit costs reduced Expanded presence in mid-continent U.S.; new business in California geothermal market Seasonality in November/December Production Services Benefit of full year of coil tubing units received in 2007 Relocation of coil tubing units - South Texas, Oklahoma and Arkansas Reduction of fuel, travel costs and training expenses - - opening of new base locations Delivery of new rental equipment and new pumps Delivery of six new coil tubing units in 4th qtr 2008

Investment Highlights Successful execution of growth strategy Strategic position in high growth markets Diversified and increased cash flow sources Strong relationships with diversified customer base Experienced management team High inside ownership

Company Headquarters 5075 Westheimer, Suite 890 Houston, TX 77056 713-369-0550 www.alchenergy.com Company Contact: Jeffrey R. Freedman, Vice President - Investor Relations jfreedman@alchenergy.com Allis-Chalmers Energy

EBITDA Reconciliations Reconciliation of EBITDA and Adjusted EBITDA to GAAP Net Income ($ in millions) For the Nine Months Ended 09/30/07 09/30/06 Net income 44.66 25.27 Depreciation and amortization 40.25 13.82 Interest expense, net 34.95 12.83 Income taxes 24.79 6.20 EBITDA 144.65 58.12 Stock compensation expense (non-cash) 2.13 2.64 Adjusted EBITDA 146.78 60.76

Supplemental Disclosure Regarding Non-GAAP Financial Information EBITDA represents net income (loss) before income taxes, interest and depreciation and amortization. EBITDA is not a presentation made in accordance with generally accepted accounting principles ("GAAP") and is not a measure of financial condition or profitability. EBITDA should not be considered in isolation or as a substitute for "net income (loss)", the most directly comparable GAAP financial measure, or as an indicator of operating performance. By presenting EBITDA, Allis-Chalmers intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future. Allis-Chalmers evaluates operating performance based on several measures, including EBITDA, as Allis-Chalmers believes it is an important measure of the operational strength of its business. EBITDA may not be comparable to similarly titled measures used by other companies. EBITDA is not necessarily a measure of Allis-Chalmers' ability to fund its cash needs, as it excludes certain financial information when compared to "net income (loss)". Users of this financial information should consider the types of events and transactions which are excluded. A reconciliation of EBITDA to net income (loss) follows: